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                                                                    EXHIBIT 99.1

                             PIONEER COMPANIES, INC.

                                   SCHEDULE II

                        VALUATION AND QUALIFYING ACCOUNTS


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


                                               BALANCE AT      CHARGED TO                                           BALANCE AT
                                               BEGINNING       COSTS AND        ADDITIONS/         CURRENCY           END OF
                 DESCRIPTION                   OF PERIOD        EXPENSE         DEDUCTIONS        TRANSLATION         PERIOD
    ------------------------------------       ---------       ----------       ----------        -----------       ----------
SUCCESSOR COMPANY
-----------------
    Year Ended December 31, 2003:
      Allowance for doubtful accounts...        $  1,337        $  1,293        $    314(A)         $      3        $   2,947
      Inventory reserve.................        $  6,348        $    197        $      -            $    336        $   6,881

    Year Ended December 31, 2002:
      Allowance for doubtful accounts...        $  2,406        $   (848)(B)    $   (221)(A)        $      -        $   1,337
      Inventory reserve.................        $  6,118        $    216        $      -            $     14        $   6,348

PREDECESSOR COMPANY
-------------------
    Year Ended December 31, 2001:
      Allowance for doubtful accounts...        $  1,392        $  2,848        $ (1,834)(A)        $      -        $   2,406
      Inventory reserve.................        $  1,451        $  4,715               -            $    (48)       $   6,118


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(A) Uncollectible accounts written off, net of recoveries.

(B) Allowance for doubtful accounts was reduced in 2002 based on revised estimates.